As filed with the Securities and Exchange Commission on December 24, 2003
                           Registration No. 333-105792

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                 AMENDMENT NO. 4

                                   FORM SB-2/A

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        MEDIANET GROUP TECHNOLOGIES, INC.

        Nevada                        7380                         13-4067623
        ------                        ----                         ----------
(State or jurisdiction         (Primary Standard                (I.R.S. Employer
  of incorporation or      Industrial Classification             Identification
    organization)                 Code Number)                       Number)

              1515 North Federal Highway, Boca Raton, Florida 33432
                                  561-392-4550
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

              1515 North Federal Highway, Boca Raton, Florida 33432
              -----------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                 Gary S. Joiner
                             4750 Table Mesa Drive
                               Boulder, CO 80305
                                 (303) 494-3000

Agent for service:
                             INCORP Services, Inc.
                        6975 S. Eastern Avenue, Suite 1
                            Las Vegas, NV 89119-3146
                                  702-866-2500

Approximate date of proposed sale to the public:

As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE


Title of each class        Share amount to        Proposed              Proposed              Amount of
of securities to be        be registered          maximum               maximum               registration fee
registered                                        offering price        aggregate
                                                  per share             offering price
___________________        _______________        ______________        ______________        ________________
Common stock
$.001 par value              575,000(1)              $1.65                $  948,750              $ 76.75

Common stock
$.001 par value              500,000(2)              $1.65                $  825,000              $ 66.74

Total                        1,075,000                                    $1,773,750              $143.49


(1) Represents shares offered by selling shareholders. The registration fee has been calculated pursuant to Rule 457(f )(2) assuming a price of $1.65 per share.

(2) Represents shares offered by selling shareholders which may be offered and sold only upon exercise of an outstanding warrant. The registration fee has been calculated pursuant to Rule 457 (f )(2) assuming a price of $1.65 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

MEDIANET GROUP TECHNOLOGIES, INC.

This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive gross proceeds of $750,000 from exercise of the outstanding warrant.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus will not be used before the effective date of the registration statement.

The selling stockholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

                The date of this Prospectus is December [ ], 2003

                                    SUMMARY

         This Summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

MediaNet Group Technologies, Inc.
1515 North Federal Highway
Boca Raton, Florida 33432
561-392-4550

THE COMPANY THE COMPANY

         MediaNet Group Technologies, Inc., ( "we," "us," "our," the "Company"), was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB.

         From the date of our incorporation through December 31, 2002, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In January, 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we had a change of control as the first step in the business acquisition process. ShutterPort, Inc., a Florida corporation, purchased 3,331,000 (or approximately 93%) of our issued and outstanding shares, from five of our major shareholders. The 3,331,000 shares were purchased for $35,000.

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of ShutterPort in a share exchange transaction. We issued 5,926,662 shares in the share exchange transaction in which ShutterPort's shareholders received one of our shares for each share of ShutterPort stock which they owned. In addition, the 3,331,000 of the shares which ShutterPort purchased on January 31, 2003, were surrendered for cancellation. As a result of the share exchange transaction, ShutterPort became our wholly-owned subsidiary.

         The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

         Following completion of the share exchange transaction with ShutterPort, we do not intend to directly engage in business operations, but we do intend to continue and to expand the existing business operations of ShutterPort. Those business operations include several components.

Brand-A-Port               One component, which we refer to as the Brand-A-Port
                           division, is building and hosting web sites for business customers using proprietary software applications we have developed. Such web sites are designed to include the name, logo, color scheme and customized or personalized content provided by the customer, but are also designed to serve as internet web portals which provide users with direct access to news, weather and other information available on the internet. This component of our business is currently operational.

BSP Rewards A second component is a loyalty and rewards program designed as a shopping service through which members receive rebates (rewards) on purchases of products and services from participating merchants. These rewards may be accumulated and used at any time to make additional purchases from any participating merchant in the program. The BSP program is proprietary to the Company.

MemoryLane Syndications    Through this division we have acquired ownership of
                           130 color episodes of the 1970's Howdy Doody television show. We plan to manufacture and market, or license others to manufacture and market, videos of these episodes, as well as licensing them for possible television and radio syndication. Initial marketing of videos is expected to commence in early
                           2004.

ShutterPort                This component of our business involves operation of
                           a photo/images web site and internet portal. We maintain and operate this web site primarily as a demonstration site which is not currently intended to generate revenue for us.

Total Home View            This component of our business, which remains in the
                           development stage, is a service we intend to offer to newspapers and to real estate brokers. It will involve building and hosting customized web site internet portals which provide access to photographs and other information about real estate properties which are currently for sale in the market.

THE OFFERING

Common Stock Offered       The selling shareholders are offering up to 1,075,000
                           shares of our common stock at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon exercise of an outstanding warrant. The selling shareholders will determine when they will sell their shares.

Common Stock to be
Outstanding                We currently have a total of 6,696,566 shares of
                           common stock issued and outstanding. In the event the outstanding warrant is fully exercised, we will then have a total of 7,196,566 shares issued and outstanding.

Use of Proceeds            We will not receive any of the proceeds from sale of
                           shares of common stock offered by the selling stockholders. We may, however, receive $750,000 from exercise of the outstanding warrant.

No Trading Market          Our common stock is not listed on any national
                           securities exchange, any NASDAQ stock market or the OTC Bulletin Board and there is no current underwriting arrangement in connection with this offering. There is no trading symbol for the common stock.

Determination of
Offering Price             Since we made the decision to file a registration
                           statement on behalf of the selling shareholders, we also established the offering price of $1.65 per share on behalf of the selling shareholders. The offering price was arbitrarily determined and has no relationship to our assets, earnings, book value or any other generally accepted criteria of value.


Risk Factors               Investment in our common stock involves a high degree
                           of risk. Among the significant risk factors are (i) the fact that there is not currently a public market for our shares and no assurance that such a market will develop in the future, (ii) the fact that we are a development stage company with limited operating history, and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See "Risk Factors").

SUMMARY FINANCIAL INFORMATION

         The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

                                Period Ended           Fiscal Year Ended
                                September 30,     December 31,     December 31,
                                    2003              2002             2001
                                -------------     ------------     ------------
                                 (unaudited)
Operating Statement Data

Revenues .......................  $  43,250        $  24,533        $  28,296
Operating Expenses .............    113,923           42,838           43,892
Net Loss from Operations .......   (171,396)        (153,592)        (517,924)
Net Loss Per Share .............      (0.03)           (0.03)           (0.12)

Balance Sheet Data

Total Assets ...................    990,263        $ 137,717        $ 184,916
Total Liabilities ..............    875,400          241,865          159,532
Stockholders' Equity ...........    114,863         (104,148)          25,384


                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

WE ARE IN THE DEVELOPMENT STAGE OF OUR BUSINESS AND HAVE A LIMITED OPERATING HISTORY. WE ARE SUBJECT TO ALL THE RISKS ASSOCIATED WITH FORMATION OF A NEW BUSINESS.

         Up to December 31, 2002, ShutterPort, our wholly-owned subsidiary, was a development stage entity that recently commenced an Internet business. Therefore, there is no meaningful operating history on which to base an evaluation of our proposed business and prospects. We are subject to all of the substantial risks inherent in the commencement of a new business enterprise. New enterprises in the early stage may encounter financial and operational difficulties and intense competition and failure to become profitable. There can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve sustainable profitability. Our prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with a developing business, the development and commercialization of internet websites based on innovative technology, and the high level of competition in the industry in which we operate. Additionally, we will be subject to all the risks incident to a rapidly developing business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors as competition with substantially larger companies.

RESALE OF OUR SECURITIES MAY BE DIFFICULT BECAUSE THERE IS NO CURRENT MARKET FOR OUR SHARES AND IT IS POSSIBLE THAT NO MARKET WILL DEVELOP.

         There is no current public market for our securities, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

ALTHOUGH WE HAVE AGREED TO PAY ALL THE COSTS AND EXPENSES OF THIS OFFERING WE MAY NOT RECEIVE ANY BENEFIT FROM IT.

         This Prospectus relates solely to a secondary offering consisting of the offer and sale of up to 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus. Since the Prospectus relates solely to a secondary offering, we will not receive any offering proceeds. We have agreed to pay all of the expenses of this offering in the hope that it will indirectly benefit us by helping to facilitate the creation of a public trading market in our shares. We also hope that the existence of a trading market for our shares will induce the holder of the outstanding warrant to elect to exercise it because we may receive up to $750,000 from exercise of the warrant. However, there is no assurance that a public trading market will develop for our shares, and even if such a market does develop, the holder of the warrant is not obligated to exercise it and may elect not to exercise it. Therefore, although we will incur substantial expenses in conjunction with this offering there is no assurance that it will directly or indirectly provide any benefit to us.

THE DEVELOPMENT OF OUR BUSINESS WILL BE LIMITED UNLESS WE OBTAIN SUBSTANTIAL WORKING CAPITAL.

         We require substantial additional working capital to fund our business. Our current operations are not profitable and we do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of up to $750,000 from exercise of the outstanding warrant. We may not receive any proceeds from exercise of the warrant and we may also be unable to locate other sources of capital or may find that capital is not available on terms which are acceptable to us. If the warrant is not exercised and we are not able to raise additional capital from other sources, we will either be unable to continue operations or we will be required to limit our operations to those which can be financed with the modest capital which is currently available, and we will be required to abandon or significantly curtail any of our expansion plans. In the past, members of our management have made loans to us in order to provide sufficient funds to pay monthly operating expenses. Martin Berns, our CEO, has agreed to advance up to an additional $120,000 during the 12 month period ending September 30, 2004, after which no member of management is obligated to make additional loans or advancement. The funds committed by Mr. Berns will allow us to maintain current operations. However, in order for us to significantly expand our business, we will require substantial additional working capital which is not expected to be provided by management.

OUR SUCCESS IS DEPENDENT ON RETAINING KEY PERSONNEL AND ON HIRING AND RETAINING ADDITIONAL PERSONNEL. WE MAY BE UNABLE TO HIRE AND/OR RETAIN NECESSARY KEY PERSONNEL.

         Our success will be largely dependent upon the efforts of Mr. Martin Berns, Mr. Ivan Bial and Mr. Dennis Lane. Mr. Berns has an employment agreement with the Company through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors.

We do not currently have employment agreements with Dennis Lane or Ivan Bial, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. We do not presently have "key man" life insurance with respect to our management. Our success is also dependent upon our ability to hire and retain additional qualified executives and creative marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel and our inability to do so would have a material adverse impact on our ability to expand our current business operations and achieve profitablity.

THE PORTIONS OF OUR BUSINESS WHICH ARE RELATED TO ON-LINE COMMERCE AND THE INTERNET ARE VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY COMPETE IN THOSE MARKETS.

         The on-line commerce market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new web sites at a relatively low cost. There are a multitude of "brand your own web site" companies and software products available and every site on the web will compete for attention with those which we create and maintain on behalf of our customers. In addition, all categories of the internet and rewards industries are intensely competitive. There are many loyalty/reward programs covering virtually every industry and product. These programs range from individual retail establishments to major corporations, to branded reward programs. Although we believe we can establish a niche as a provider of high quality portals and rewards program, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully to the extent necessary to significantly expand our business and achieve profitability.

THE PORTION OF OUR BUSINESS RELATED TO MARKETING OF VIDEOS AND OFFERING PRODUCTS FOR TELEVISION SYNDICATION IS VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE SUCCESSFULLY IN THAT MARKET.

         There are many competitors in the business of marketing and sale of broadcast rights, videos and DVD, many of which are better financed and in a better position to place or sell their intellectual properties. The Howdy Doody videos we own were produced in 1970 and are targeted towards children and parents and grandparents who buy videos for them. The Howdy Doody videos are in competition with both nostalgic and newly produced videos available from major studios and television stations that already have distribution channels. It is extremely difficult to obtain agreements for television and radio syndication and retail sales for these types of products due to the abundance of offerings from a variety of sources and the limited amount of television/radio time slots and retail shelf space available. We have signed one agreement granting rights to manufacture and distribute videos of a portion of our Howdy Doody library to retailers and on the internet in return for payment of a royalty fee based upon sales. There is no assurance that this agreement, or any others we are able to sign, will result in any significant sales or revenues. Even if we do not realize any significant revenues from sales related to the Howdy Doody videos, we are still obligated to make payments on the promissory note signed in conjunction with purchase of the videos.

THE INTERNET AND ON-LINE COMMERCE INDUSTRY ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE. WE MAY BE UNABLE TO COMPETE SUCCESSFULLY OR TO REMAIN COMPETITIVE UNLESS WE ARE ABLE TO DEVELOP NEW PRODUCTS OR ADOPT EXISTING PRODUCTS TO NEW TECHNOLOGIES.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of the web site internet portals we market and sell. The Internet and the on-line commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences and frequent product and service introductions. If competitors introduce products and services embodying new technologies or if new industry standards and practices emerge, then our existing web sites, proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

      - both license and/or internally develop leading technologies useful in our business;

      -  enhance our existing services;

      - develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers; and

      - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

         The development of our web sites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our web sites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we do not continue to improve and update our services and continue to introduce new services, products and enhancements, we may lose customers or fail to attract new customers. Losing existing customers or failing to attract new customers would delay or adversely affect our ability to reach or maintain profitability.

IT MAY BE DIFFICULT FOR YOU TO SELL YOUR SHARES BECAUSE OF A LIMITED TRADING MARKET AND BECAUSE OF RESTRICTIONS IMPOSED BY THE PENNY STOCK RULES.

         There is no current trading market for the Shares and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. In the event a trading market does develop for our Shares, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements will have the effect of making it more difficult for an active trading market in the Shares to be created or sustained. In the event there is only a limited trading market in the Shares, holders of the Shares may have difficulty selling their shares which may reduce or eliminate their ability to realize a profit from the sale of their shares.

                                USE OF PROCEEDS

         We will not receive any of the proceeds from sale of shares by the selling shareholders. We may, however, receive gross proceeds of up to $750,000 (before registration costs) from the exercise of the outstanding warrant to purchase up to 500,000 shares of the common stock offered hereby. We intend to use any proceeds received from the exercise of the warrant for working capital needs.

                        DETERMINATION OF OFFERING PRICE

         Since we made the decision to file a registration statement on behalf of the selling shareholders and to register the shares underlying the warrants, we also established the offering price of $1.65 per share. This price was arbitrarily selected and does not have any relationship to any established criteria such as book value or current earnings per share. Also, because we have no significant operating history and have not generated any material revenues to date, the offering price we set for our common stock was not based on past earnings, nor is it indicative of the current market value of the assets which we own.

                          MARKET FOR OUR COMMON STOCK

         There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

         We currently have a total of 6,696,566 shares outstanding, all of which constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. We also currently have 750,000 shares which are subject to purchase under an outstanding warrant. Upon issuance, the warrant shares will also constitute "restricted securities."

         A total of 254,900 of our presently issued and outstanding shares which consist of shares held by persons who were shareholders of Clamshell Enterprises, Inc., prior to the date of completion of the share exchange transaction with ShutterPort, Inc., may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year. However, a recent SEC interpretation indicated that, in certain circumstances, Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies. This SEC interpretation appears to be applicable to the shares held by some or our affiliates and to the extent it is applicable would prohibit resales of such shares in reliance upon Rule 144. To the extent the holders of these shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

                            DESCRIPTION OF BUSINESS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

         Certain statements in this prospectus which are not statements of historical fact, are what are known as "forward looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects, "and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 6. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

BACKGROUND

         We were incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB. In January, 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we had a change of control as the first step in the business acquisition process. ShutterPort, Inc., a Florida corporation, purchased 3,331,000 (or approximately 93%) of our issued and outstanding shares, from five of our major shareholders. The 3,331,000 shares were purchased for approximately $35,000. Additional information regarding ShutterPort and the development of its business is set forth below (See "Development of the Business of ShutterPort").

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of ShutterPort in a share exchange transaction. We issued 5,926,662 shares of our common stock in the share exchange transaction in which ShutterPort's shareholders received one of our shares for each share of ShutterPort stock which they owned. In addition, the 3,331,000 of the shares which ShutterPort purchased on January 31, 2003, were surrendered for cancellation. As a result of the share exchange transaction, ShutterPort became our wholly-owned subsidiary.

         The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort, is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

DEVELOPMENT OF BUSINESS OF SHUTTERPORT

         All of our business operations are carried on through ShutterPort, our wholly-owned subsidiary. Therefore the following description of our business is a description of the business activities which are currently carried on, or are expected to be carried on in the future, through ShutterPort.

         ShutterPort was incorporated in Florida in January of 2000 as Eshutterbug.com, Inc., and changed its name to ShutterPort, Inc., on March 23, 2001. Prior to completion of the share exchange transaction with us, ShutterPort engaged in limited business operations related to the development of various aspects of our business. In October, 2000, ShutterPort launched a web site and internet portal containing information and features designed to be of interest to persons in the images and photography industries. The work which ShutterPort did to maintain and develop this web site led to the development of the Brand-A-Port software application which, as described below, is a replication application we now use in our business of building and hosting web sites for business customers. During 2002 and 2003, ShutterPort sold a limited number of web sites using the Brand-A-Port replication application which we are continuing to market. Between August, 2001 and November, 2002, ShutterPort also developed the BSP Rewards program which is part of our business. ShutterPort initiated testing of this program in January, 2003, and, as described below, it is now functional and operational although not complete and it currently has only limited participation. Finally, in January, 2003, ShutterPort completed the acquisition of the 130 color episodes of the Howdy Doody television show which we are now beginning to market for television and radio syndication and for video sales.

CURRENT AND FUTURE OPERATIONS

BRAND-A-PORT

         One component of our business is to build internet web sites which also serve as internet portals. Internet web sites are normally single purpose sites utilized to provide information about a person, a company or a product. Individuals typically visit internet web sites for a single targeted purpose, and once that purpose is satisfied, have no reason to remain on the site or to re-visit unless a specific purpose arises again. An internet portal is a web site which is designed to encourage visitors to remain on the site or to re-visit the site numerous times. A web site which is also an internet portal includes the same types of specific information normally found on a traditional web site, but also includes additional content, information and features such as a search engine, headline news, maps, stock market information, weather information, horoscopes, games, and the like.

         Brand-a-Port is a proprietary software application we have developed which allows us to build customized web site internet portals for our customers. We license the general content and appearance of a Brand-A-Port internet portal to our clients and then brand or customize the portal to fit the needs of the client and their unique industry and customer/visitor base. The branding includes adding the name and color scheme of the client and may also include adding customized content and web pages desired by the client.

         We charge clients a fee for building their portal and also charge a monthly hosting fee. The amount of both the initial fee and the monthly hosting fee varies depending on the features and services the client selects. Portals are generally required to be paid for prior to construction and hosting fees are generally required to be paid quarterly in advance. We currently charge between $995 and $4995 to build the site, and between $79 and $250 per month to host and maintain it.

         Clients have the ability to select the number of features and the level of service they desire. The basic portal which we offer at the lowest price level is branded or labeled for the client by including a header and frames within the page which contain the clients name and logo, a limited number of features including photo sharing, stock quotes, weather reports and maps and links to the Brand-A-Port Picture Judge and Brand-A-Port travel agency. The basic portal does not include any custom pages or provide the client with any ability to modify or add information to the site.

         The mid-level portal which we offer includes the features which are part of the basic portal, but also includes up to ten custom pages as well as a PictureJudge feature and a travel agency feature both of which are branded or labeled with the clients name and logo. The mid-level portal may also include an optional shopping cart feature and an optional back-end administration panel which gives the client the ability to upload and add information to their site at will, and gives the client the right to act as a reseller of our products and services. As a reseller, the client is entitled to market our Brand-A-Port applications and our BSP Rewards to third parties, and receive commissions as a result of any sales made by the client as well as residual income from products purchased through the BSP Rewards program.

         The most highly developed form of portal we offer is a fully customized version which allows the client to add additional custom features, functions and pages of their choice. This form of portal is priced by special quote rather than through fixed pricing.

         We host client's portals on servers at Datapipe, a national hosting center. Datapipe manages and maintains our server operations. We maintain the coding and other information necessary to administer the operations of the web portals created for our clients, and we update the content and design of the various sites as necessary. The monthly fee which we charge clients for hosting varies depending upon the type of portal the client selects. Hosting fees are higher for portals which include custom features.

         Some of the features which are available on the portals we build for clients are proprietary features which we have developed. In addition to developing our own proprietary applications and content, we have also joined various affiliate programs and have direct relationships with various internet content, service and product providers through which we are able to include additional features on the portals we build. The companies with which we have relationships include maps.com, ezprints.com, onetravel.com and barchart.com. We do not have an exclusive relationship with any of these companies. The form of agreement we have with each of them is the standard form they generally offer pursuant to which we may earn commissions on any sales of their products or services through our own web sites and those of our clients. If applicable, we may pass on a percentage of those commissions to the branded site and portal owners.

         Examples of the proprietary features we have developed include our BSP Rewards program (which is described below) and PictureJudge, a photo rating game which acts as a marketing tool and a sticky application (a feature which encourages visitors to a particular web site to stay on that sight or to return to it on a regular basis). The photo rating application allows photographs to be posted on a web site, where visitors have the opportunity to view the photographs and comment on them. The PictureJudge application has the ability to add voice and sound to photos so that people can actually hear the thoughts behind, and a description of, the photo they are looking at - directly from the person who posted it. The visitors also have the ability to send private email wires to members who post photos. Clients can choose photo categories which best suit their company, industry and customer base.

         Our target market for the Brand-A-Port product is currently smaller companies with small budgets that either do not currently have a web presence, or who wish to expand on that presence without being required to make a large expenditure. While our working capital is limited, we cannot effectively market to larger companies because their sales cycles are longer and more costly. In the event we are able to raise sufficient working capital we intend to shift our marketing efforts more towards larger companies. The types of larger companies we would expect to target include major membership clubs, organizations and companies which would have the ability to order branded portals in larger numbers which would greatly enhance our potential revenue stream.

         We have been developing and building the Brand-A-Port application model over the past 18 months and during this development stage have sold 30 such portals.

BSP REWARDS

         The BSP Rewards component of our business is a loyalty and rewards program designed as a shopping service through which members receive rebates (rewards) on purchases of products and services from participating merchants. These rewards may be accumulated and used at any time to make additional purchases from any participating merchant in the program.

         The BSP Rewards program is presently exclusively a web based program, but in the future it may be expanded to also operate in physical locations. It is one of the features which clients may choose to include on their Brand-A-Port internet portal, and is also currently operational as a separate stand-alone web site. For clients who choose the BSP Rewards program as one of the features to be included on their Brand-A-Port portal, the BSP Rewards program it may be branded specifically to the client by adding the client's name, logo, color scheme and products to the rewards program.

         Retail sellers of goods and services who we join in the program as participating merchants agree to pay rebates to members who purchase goods and services through the program. We collect all rebates paid by participating merchants and retain a portion as our fee for operating the program. Another portion of the rebate (generally one-half), is designated as a "reward" earned by the member who made the purchase. In certain circumstances, we also pay a portion of the rebate as residual passive income to the organization or company which enrolled the member in the program.

         We are establishing a separate reserve account in which we hold all amounts designated as accumulated member rewards. Members, merchants and member providers may view reports on-line indicating the total amount of purchases made and of rewards accumulated. At the present time when a member elects to redeem all or any portion of the rewards which he or she has accumulated, the member must purchase certificates on-line that are redeemable at participating merchants. The Company plans to offer a stored value card in the future that will allow the reward points to be loaded on the card and spent like cash at participating merchants. The Company would then disburse funds from the reserve account to the participating merchant from which the new purchase has been made.

         Member Providers are companies, organizations and groups that enroll their employees or members in the BSP Rewards program. The program is offered free to member providers who auto-enroll their member base, and as described above, the Company may pay a portion of the rebates earned by their members back to the Member Providers. Member provider agreements have been signed with two companies, and this program has commenced limited operations.

         One such agreement is with Platinum Values, is a web based membership club which has enrolled its members in the BSP program. Another agreement has been signed with the Christian Benefits Association, a fundraising organization which assists Christian charities to raise contributions. Marketing of the BSP Rewards program to the charity affiliates of the Christian Benefits Association is scheduled to commence in the first quarter of 2004. At this time, neither of these agreements is material and no revenues have yet to be produced.

         We have also signed a Merchant Agreement with My Business Warehouse, which is a business to business marketing group that acts as an intermediary between companies that desire to do business with one another. My Business Warehouse has agreed to pay a rebate equal to 10% of the value of each membership sale, and will also redeem BSP Rewards for membership payments. The agreement with My Business Warehouse is signed, but will not go into effect until the first quarter of 2004.

         As with the Brand-A-Port program, it is our intention to market the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of quickly expanding the BSP membership base to their large participating groups which would greatly enhance our potential revenue stream. However, we would require substantial working capital prior to commencing marketing efforts directed at larger organizations as such efforts can be time consuming and costly.

MEMORY LANE SYNDICATIONS

         Another component of our business is a media business which we refer to as Memory Lane Syndications. We commenced operations of Memory Lane Syndications in January 2003 with the acquisition of the 130 color episodes of the 1970's Howdy Doody Show. It is our intention to seek to re-establish the name and recognition value of our Howdy Doody intellectual library in a number of ways.

         We have commenced initial marketing efforts directed toward sales of videos to consumers on our www.doodyville.com website. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital The suggested retail price for direct sales on the web is between $9.49 and $49.95 for an 86-minute video and box set, respectively.

         We have signed a Rights Acquisition Agreement with Good Times Entertainment granting them a license to manufacture and distribute 40 of the Howdy Doody episodes to retailers and on the internet. Good Times Entertainment is expected to commence sales efforts in the first quarter of 2004 and will pay us a royalty from any sales that are made. There is no assurance that Good Times Entertainment will be successful in selling videos and, accordingly, there is no assurance that we will realize any revenues under the terms of the agreement.

         We are also contacting television and radio stations relative to airing the shows on a daily or weekly basis. If the shows are accepted, our compensation may be in the form of money or an exchange for advertising time.

         We are in negotiations for other intellectual properties and products that we believe can benefit from the expertise and contacts of our management. We anticipate that each new product, alliance and partnership we are able to establish will have its own internet site/portal built through Brand-A-Port. When appropriate, we also plan to utilize the BSP Rewards program in conjunction with marketing of these products.

SHUTTERPORT

         Our ShutterPort web site was introduced into the photography/images markets over the past 36-month period and offers a wide variety of image and photography-oriented content and features. It was the basis on which our Brand-A-Port web application was built. We currently operate this site as a demonstration site and do not receive any revenues from it.

TOTAL HOME VIEW

         Our Total Home View program incorporates a photo tour within a full-scale real estate oriented site and portal. This program is in development and we intend to introduce it to newspapers which in turn can offer it to as an incentive to real estate brokers, associates and new home builders to encourage them to increase their classified advertising budgets. The premise is for the newspapers to offer the individualized portals free and then pay us a set monthly fee for each participant (from increased ad revenue as a result of offering this feature). We will also make this application available to real estate related organizations with large sales staffs to utilize as an incentive to their agents. Each Total Home View portal can be auto-replicated and automatically customized with the broker/associate name and contact information. It allows participants to upload their own photo and biography and add full home photo tours, descriptions and audios for their listings.

PROPERTY AND FACILITIES

         We lease approximately 500 sq. feet of office space in an executive suite of offices that provides conference room, reception area, secretarial and ancillary services. These premises are under lease until March 2004 at an approximate month cost of $2,000.

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

MARKETING AND DISTRIBUTION STRATEGIES

         Our target markets for sales of our Brand-A-Port product and the BSP Rewards program include small, medium and large sized companies and organizations that will be able to utilize our product line. Our target market for reselling our products and services is to companies that already have an existing sales force or ability to act as a mass reseller for us. This potential market also includes Membership Clubs, non-profit organizations, alumni associations, retailers and corporations and their marketing alliance partners and home based business sellers and network marketing companies.

         Initially we intend to market our products and services primarily through third party resellers who are paid on a commission basis. We have signed seven reseller agreements which are non-exclusive and we anticipate that we will sign agreements with additional resellers in the future. In some instances, we also allow clients for whom we have build portals to act as resellers. Our existing reseller agreements are with IMC/Beryl's World, GMS Auditing and Consulting Services, POPA Media, Summit Marketing Consultants, Wide Trading Group, Marketing Consultants Plus, McAdams Marketing and RewardsPort. As of the date of this registration statement, the reseller agreements have not resulted in any significant revenues.

         Resellers work ono a commission basis and, as a result, the Company has no expense or financial commitment except to pay commissions for actual sales. As of the date of this registration statement, the reseller agreements have not resulted in any significant revenues.

         We anticipate that the merchants and member provider organizations that become involved with the BSP Rewards program will devote a portion of their our advertising and marketing funds to the branded program which, in turn, will help to develop customer awareness of our products and services.

         Part of our marketing strategy for the Brand-A-Port component of our business is to continue to maintain and operate various demonstration sites designed for specific industries. We do not currently earn revenue from the operation of these sites, but we use them to demonstrate to potential clients the types of features which are available through a Brand-A-Port portal.

         We plan to market the Howdy Doody TV show videos and other media products we may acquire in the future through distributors and resellers and through direct response media. We have commenced a marketing plan to seek to offer the Howdy Doody TV show videos to various TV and radio syndicators who, in turn, would market them to broadcasters to air to the general public. However, this program remains in the development stage and there is no assurance that it will be successful or that we will receive any significant revenues as a result of its implementation.

         Developing market acceptance for our existing and proposed projects will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform potential sponsors of the benefits and advantages of company products and achieve name recognition. There can be no assurance that we will be able to penetrate existing markets on a wide scale basis. It is our intention to market both our Brand-A-Port product and the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of ordering branded portals in larger numbers and the capability of quickly expanding the BSP membership base to a much greater participating group, both of which would greatly enhance our potential revenue stream. They also have the ability to market programs directly to their customers and members.

COMPETITION

         Our competition includes web designers, major software manufacturers, established loyalty/rewards companies and existing web portals. Although we are not currently aware of any competitors that offer a brandable portal which can also be customized into a community portal including both local and industry specific information, there are many companies which offer "do-it-yourself" websites. We also intend to compete on the basis of pricing and speed to market of our Brand-A-Port product as well as its design, appearance ease of use and the number of features which are available including our proprietary BSP Rewards and PictureJudge applications.

WEB SITES

         The following is a list of all of our proprietary websites:

         - www.medianetgroup.com             - www.picturejudge.com
         - www.brandaport.com                - www.doodyville.com
         - www.bsprewards.com                - www.memorylanesyndication.com
         - www.ShutterPort.com               - www.totalhomeview.com

         We are also 50% owner of www.puppetport.com.

EMPLOYEES

         Presently, we have 3 employees and 3 independent contractors. The executives are Eugene Berns, Chairman, Martin Berns, Chief Executive Officer and a director, Ivan Bial, Vice President/Sales.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Clamshell Enterprises, Inc. was organized under the laws of the State of Nevada on June 4, 1999 as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On May 22, 2003 we changed our name to MediaNet Group Technologies, Inc.

         On March 31, 2003 we completed the acquisition of all of the issued and outstanding shares of ShutterPort, Inc., a Florida corporation, in a share exchange transaction. The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Although the result of the share exchange transaction was that ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort was deemed to be the accounting acquirer and was deemed to have adopted our capital structure. Therefore, in our unaudited financial statements for the period ended September 30, 2003, which are included in this Prospectus, the financial information for periods prior to March 31, 2003 is that of ShutterPort alone, and the financial information as of September 30, 2003, and for periods after March 31, 2003, is that of Clamshell and ShutterPort consolidated.

         All of our current operations are carried on through ShutterPort and its operating divisions. We anticipate that all planned future operations will also be carried on through ShutterPort and its operating divisions.

RESULTS OF OPERATIONS

         We currently have limited business operations primarily related to development of our Brand-A-Port application software. This software has been in development for approximately 18 months and during this period we have sold a total of approximately 30 internet web portals at an average price of $995. We also receive a monthly fee of $79 per month for hosting and maintenance of these internet web portals.

         We have been developing the BSP Rewards program during 2003. As of December, 2003, we have completed the development and beta testing of this program and plan to commence operations in January 2004.

         On January 5, 2003, we completed the acquisition of 130 color episodes of the 1970's Howdy Doody television show. We intend to market this intellectual property through video sales and television and radio syndication.

         The purchase price for this acquisition consisted of a promissory note in the original principal amount of $675,000 plus issuance of 200,000 shares of our common stock. The promissory note bears an annual interest rate of approximately 6% and the total principal amount of the note matures on January 5, 2012. We have the option of paying the interest due under this note either in cash or through issuance of shares of our common stock. If we elect to make payment of interest through issuance of shares, the number of shares is computed based on 60% of the average bid price for our common stock for the 10 trading days ending on the interest payment date.

         During the first quarter of 2003 we completed the sale of 1800 videos to a video wholesaler for resale through two catalogs.

         As of September 30, 2003, we do not have cash on hand and we are operating on a cash flow deficit of approximately $10,000 to $12,500 per month. For the fiscal year ended December 31, 2002, we had gross revenues from operations of $24,533, and a net loss of $156,860. For the nine months ended September 30, 2003, we had gross revenues from operations of $43,250, and a net loss of $171,396.

         During the fiscal year ended December 31, 2002, net cash used in operations was $92,728, and during the nine month period ended September 30, 2003, net cash used in operations was $(60,091). We currently maintain a low overhead of approximately $20,000 per month primarily by paying minimal remuneration to management, hiring consultants as needed and by maintaining operating expenses at a low level. However, our operations are not yet profitable, and we continue to require additional funding in order to continue business operations.

         To date, we have funded our cash shortage and obtained the cash necessary to continue operations primarily through debt and equity transactions with management. As a result, as of September 30, 2003, we had outstanding loans from stockholders totaling approximately $134,000, of which $40,850 consists of short term loans due in July, 2004. The short-term loans include a $21,250 note which bears interest at 6.750% and a $19,600 note which does not bear interest. The balance of approximately $93,000, represents a long-term loan due June 30, 2004 which does not bear interest. On October 1, 2003, the maturity dates of all these notes were extended to January 1, 2005, and will become non-interest bearing if fully repaid by March 1, 2005. Any outstanding balances after March 1, 2005, will bear an annual interest rate of 6%. Upon mutual agreement between the stockholders and the Company, these notes are convertible on a quarterly basis, into restricted common shares valued at $1.65 per share.

PLAN OF OPERATIONS

         Our plan of operations is to seek to simultaneously develop several aspects of our business. The timing and the extent to which we are able to implement our expansion plan will primarily be dependent upon our ability to obtain outside working capital. Although management believes we have established a base through which we can continue to grow even without obtaining outside working capital, receipt of such capital would allow us to enhance our existing applications and commence a speedier and more complete marketing program.

         Although we currently expect to incur an overall cash flow deficit from operations of up to $120,000 over the next twelve months, during that time we also expect to gradually decrease our monthly cash flow deficit by maintaining overhead at its current level while increasing our revenues from operations. In order to minimize the cash flow deficit, Martin Berns, CEO, has agreed to continue to defer the salary otherwise payable to him under his employment agreement until January 1, 2005. On October 1, 2003, he also entered into an agreement with the Company to fund the potential cash flow deficit over the succeeding 12 months, by advancing a maximum of an additional $120,000, as necessary to fund the operating deficit. Since October 1, 2003, he has advanced a total of approximately $26,700 pursuant to this commitment. Any such advances shall be treated as non-interest bearing loans if repaid on or before March 1, 2005. Thereafter, any unpaid balance will bear interest at the rate of 6% per annum until paid in full. Upon mutual agreement with Company, Mr. Berns also has the right to convert his advances into shares of Company common stock at a price of $1.65 per share.

         Without receiving any additional capital investment other than the amounts Mr. Berns has agreed to advance, management believes we can continue current business operations, and continue the current gradual expansion of our operations through September, 2004, because the web sites, portals and marketing materials for our various divisions are completed and ready for use. However, until operating revenues increase significantly, we will continue to seek outside funding for the purpose of accelerating the expansion of our operations.

         Although we will seek to gradually expand its operations in all areas during the next 12 months by establishing a base of resellers that will allow us to expand our marketing efforts with no increased overhead, we intend to direct our greatest emphasis toward marketing of the BSP Rewards program because management believes it currently has the greatest potential for growth and production of revenue.

         We are aware that business trends relative to the internet are fluid and are constantly changing. We are also aware that the U.S. economy is currently in a state of uncertain growth. The combination of changing trends relative to the internet and uncertainty regarding economic growth could have a material impact on our short-term or long-term liquidity or on our net sales or revenues or income from operations.

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          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names, ages and titles of our Executive Officers and Directors as of the date of this Prospectus are as follows:

NAME                  AGE       POSITION

Martin A. Berns       67        Chief Executive Officer and Director since
                                March 31, 2003

Eugene H. Berns       67        Chairman since March 31, 2003

Ivan L. Bial          59        Vice President, Principal Financial Officer,
                                Secretary,  Director and Chairman of the Audit
                                Committee since March 31, 2003

Joseph Porrello       59        Director since March 31, 2003

Dennis Lane           56        Director since March 31, 2003

The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

BIOGRAPHICAL INFORMATION

MARTIN A. BERNS

         Chief Executive Officer and Director. From 2000 to the present, Mr. Berns has been CEO of ShutterPort, Inc. Mr. Berns became the Chief Executive Officer of the Company and March 31, 2003, following completion of the share exchange transaction between ShutterPort, Inc. and Clamshell Enterprises, Inc. Mr. Berns has 40 years of experience as a marketing consultant, including advertising, TV commercial and show production in the years prior to 2000. From 1998 to 2000, Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company. From 1992 to the present, he has acted as President of Natural Universe, Inc., a marketing company. From 1999 to 2000 he was Associate Producer of the "Jelly Bean Jungle" television series, and acted as Coordinating Producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show which the Company purchased in January, 2003.

EUGENE H. BERNS

         Chairman of the Board. Since 1999 Mr. Berns has been President of Housing Marketing Team, Inc., a housing marketing consulting company. From 1970-1998, he was Vice President and a member of the Board of Directors of Oriole Homes, Inc., an American Stock Exchange listed company. In his position at Oriole Homes Mr. Berns was responsible for sales and marketing of their single family home and condominium communities and oversaw all on-site sales and administrative personnel. He also worked directly with the advertising and marketing agencies hired by Oriole Homes.

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

IVAN BIAL

         Vice President, Director, Principal Financial Officer and Secretary. Mr. Bial has been Vice President and Secretary of ShutterPort, Inc. since 2000. From 1998 - 2000 he was an independent sales and marketing consultant. Prior to that time, he served as Vice President and General Manager of Southern Photo Service of Hollywood, Florida for 27 years from 1963 to 1990. Southern Photo was involved in film processing business. As Vice President and General Manager Mr. Bial was involved in all aspects of the business including operations, finance, sales and marketing.

JOSEPH PORRELLO

         Director. From May 2003 to the present, Mr. Porrello has been President of Marketing Consultants, Plus. From June 2002 to April 2003, he was Chief Marketing Officer of VICI Marketing, a company which markets incentive products and services to large corporations. From June 1998 to May 2002, Mr. Porrello was Vice President of Business Development for National Syndications, Inc., a company that purchases block advertising space in publications such as Parade Magazine and the Week End USA Today and advertises consumer products to the general public. In his capacities as Chief Marketing Officer and Vice President of Business Development, Mr. Porrello was responsible for obtaining clients, bringing products to market and administering promotional campaigns in television, newspapers, retail and direct response media.

DENNIS LANE

         Director. Mr. Lane is currently the Director of International Operations of the company's MemoryLane Syndication division. Mr. Lane's background is in the internet, media, and marketing. Previously he was co-founder, President and CEO of Restaurant.com, Inc.

         From June 2002 to the present, Mr. Lane has been Vice President of Business Development of CallMe Corp., an internet company specializing in direct call and email technology and President of Laneco Consulting, Inc., which acts as a marketing consultant to small companies. From December, 1997 to January 2002, Mr. Lane was President of Restaurant.com and its predecessor companies Restaurant Registry and Digidine. Restaurant.com is a company that markets discount restaurant certificates through its own web site, through Ebay and as a branded program to various internet companies. Restaurant.com has branded the discount restaurant program for BSP Rewards. In his executive capacities, Mr. Lane has been involved with all aspects of marketing, sales, new business development and administrative operations.

Martin Berns and Eugene Berns are brothers.

None of the directors serves as a director for any other reporting company.

There are no other significant employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                          Number of Shares
Name and Address                         Beneficially Owned     Percent of Class

Martin A. Berns(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................       2,075,000                31.0%

Eugene H. Berns(1)(5)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         552,500                 8.3%

Ivan L. Bial(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         700,000                10.5%

Joseph Porrello(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................          55,552                 0.8%

Dennis Lane(1)(2)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         250,000                 3.7%

Steve Adelstein(3)
624 West Tropical Way
Plantation, FL 33317 .................       1,135,000                15.9%

Mid-Continental Securities Corp.(4)
5150 Tamiami Train North, Ste. 202
Naples, FL 34103 .....................         500,000                 6.9%

All officers and directors (5 persons)       3,633,052                54.3%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Mr. Lane is the President of Laneco, which owns 16,666 shares, and he thereby claims beneficial ownership of 16,666 shares.

(3) Includes 220,000 shares owned by AUW, Inc., of which Mr. Adelstein may be deemed to be the beneficial owner. Also includes 450,000 shares which may be issued upon conversion of a promissory note issued in conjunction with purchase of the episodes of the Howdy Doody television show from Adelstein Productions, Inc.

(4) Includes 500,000 shares of which Mid-Continental Securities Corp may be deemed to be the beneficial owner because it has the right to acquire such shares at any time upon exercise of an outstanding stock purchase warrant. The principal and the beneficial owner of Mid-Continental Securities Corp is Mr. Frank Pioppi. Mr. Pioppi owns 92% of the issued and outstanding common stock of Mid-Continental Securities Corp.

(5) Includes 52,500 shares owned by his minor child, Justin Berns, of which Mr. Berns may be deemed to be the beneficial owner.

                             EXECUTIVE COMPENSATION

         There has been no compensation of any type awarded to, earned by or paid to any of our executive officers for the past three fiscal years, including the fiscal year ending December 31, 2002. Until we acquire additional capital, it is not intended that any officer or director will receive salaries. Mr. Bial currently receives consulting fees of $300 per week, and Mr. Lane receives consulting fees of $1000 per month. These consulting fees are rendered on a month-to-month basis, and there are no written instruments which define the consulting terms. Total consulting fees paid to Mr. Bial were $ 0 in 2002, and $ 9,000 in 2003. Total consulting fees paid to Mr. Lane were $ 0 in 2002 and $3,000 in 2003. Mr. Martin Berns has an employment agreement with the Company commencing January 1, 2003 through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. However, Mr. Berns has agreed to defer his salary through June, 2004. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors and the only other payments are for reimbursement of out-of-pocket expenses incurred on our behalf. We do not have any stock option, retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Berns, Eugene Berns and Ivan Bial may be considered promoters. In April 2000, they formed ShutterPort, Inc. and received a total of 3,200,000 shares valued at $0.01 per share in consideration of past and future services. The shares of ShutterPort, Inc. held by these promotors were exchanged for an equal number of our shares when the share exchange transaction was completed on March 31, 2003. Martin Berns and Eugene Berns are brothers.

         From time to time, we receive loans from our shareholders. As of September 30, 2003, the total of such loans was approximately $134,000 and was comprised of three separate unsecured loans, each of which is represented by a promissory note. One such note, which is a loan from Martin Berns, has an unpaid principal balance of approximately $21,250, bears interest at the rate of 6.750% per annum, payable monthly, and is due and payable in full on or before December 31, 2004. A second long-term note, which also represents a loan from Martin Berns, has an unpaid balance of approximately $92,729, is non-interest bearing, and is due and payable in full on or before December 31, 2004. The third note, which represents a loan from Eugene Berns, has an unpaid principal balance of approximately $19,600, in non-interest bearing, and is due and payable in full on July 1, 2004.

         On October 1, 2003, Martin Berns made a commitment to loan or advance the Company up to an additional $120,000 as necessary during the 12 month period ending September 30, 2004 to cover the deficit in cash flow from operations. As of the date of this registration statement Mr. Berns has advanced a total of approximately $26,700 pursuant to this commitment. Any amounts advanced pursuant to this commitment are due and payable in full on or before January 1, 2005, without interest. Any unpaid balance outstanding after March 1, 2005, will bear interest at the rate of 6% per annum until paid in full. If mutually agreed with the Company, Mr. Berns has the right, on a quarterly basis, to exchange any or all amounts advanced for shares of restricted common stock at a price of $1.65 per share.

         Pursuant to his employment with the Company, Martin Berns is entitled to an annual salary of $40,000 for the two year period commencing January 1, 2003. However, Mr. Berns has agreed to defer all salary otherwise payable to him through December 31, 2004. The unpaid deferred salary is due and payable in full on January 1, 2005, without interest. He also has the right, on a quarterly basis, to convert any deferred salary to restricted common stock at a price of $1.65 per share.

         On September 30, 2003, Martin Berns converted $93,750 of outstanding long term debt and $30,000 of accrued but unpaid salary for 75,000 shares of the Company's restricted common stock. The conversion was done at a conversion price of $1.65 per share which is equal to the offering price per share in the registration statement.

         On January 5, 2003, we closed on an agreement with Adelstein Productions, Inc, a Florida corporation, to acquire 130 color episodes of the 1970's Howdy Doody television show. Steve Adelstein is the controlling shareholder of Adelstein Productions, Inc, and is the direct and indirect beneficial owner of 685,000 shares (approximately 10.4%) of our issued and outstanding common stock.

         The purchase price for acquisition of the Howdy Doody episodes included issuance of 200,000 shares of our common stock to Adelstein Productions, Inc., and the execution of a promissory note in the principal amount of $675,000. The note bears an annual interest rate of approximately 6%. The initial interest payment was required to be paid simultaneously with the issuance of the note. Otherwise, accrued interest on the note is payable annually in arrears. We have the option of paying interest on the note either in cash or through the issuance of shares of our common stock. In the event interest is paid by issuance of shares, the number of shares to be issued is computed based on a share price equal to 60% of the average bid price for our stock for the 10 trading days ending on the interest payment date. We issued 40,000 shares of our common stock valued at approximately $1.00 per share in satisfaction of the initial interest payment.

         The outstanding principal amount of the note, and all accrued but unpaid interest, is convertible at any time, at the option of the holder, into shares of our common stock based on a conversion price of $1.50 per share, subject to certain equity adjustments.

         We have the right to offset a maximum of $75,000 of direct out-of-pocket expenses which we pay, including legal fees, used to defend any third party claims relating to ownership of the Howdy Doody episodes which we purchased.

         We have oral agreements with two of our officers pursuant to which we pay them consulting fees for services they provide to the Company. Ivan Bial receives $300 per week plus a car allowance for consulting services he provides related to sales activities and dealing with potential resellers and others on our behalf. Dennis Lane receives $1,000 per month for consulting services related to development and marketing of the BSP Rewards program. During the nine month period ending September 30, 2003, we paid a total $13,100 of consulting fees to these two officers.

                            SELLING SECURITY HOLDERS

This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares.

The following table sets forth information concerning the selling security holders including:

         1. the number of shares owned by each selling security holder prior to this offering;

         2. the total number of shares that are to be offered for each selling security holder;

         3. the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering; and

         4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

         Two of the selling shareholders, Dennis Lane and Eugene Berns, are members of our board of directors. Two other selling shareholders, Steven Adelstein and Mid-Continental Securities Corp, are principal shareholders by virtue of beneficial ownership of more than 5% of our issued and outstanding common stock. Other than the relationships described herein, none of the selling shareholders has any material relationship with us or with our predecessors or affiliates. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

                                            Selling Shareholders

% Based on Outstanding Shares of:        6,696,566

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Dennis Lane ...........................    250,000          3.73        50,000       200,000          2.99
Herb Hirsch ...........................    252,500          3.77        48,250       204,250          3.05
Jack Adler ............................    255,000          3.81        32,500       222,500          3.32
Jodi Berns ............................    100,000          1.49        30,000        70,000          1.05
Stacey Berns ..........................    100,000          1.49        30,000        70,000          1.05
Edith Silverman .......................     45,000          0.67        20,000        25,000          0.37
Eugene Berns ..........................    552,500          8.25        18,750       533,750          7.97
Tammi Shnider .........................    180,000          2.69        15,000       165,000          2.46
Todd Adelstein ........................    180,000          2.69        15,000       165,000          2.46
Steven Adelstein ......................  1,135,000         15.88        35,000     1,100,000         15.39
Ryan Shnider ..........................     25,000          0.37        15,000        10,000          0.15
Mark Anthony ..........................     11,000          0.16         5,500         5,500          0.08
Jake Weisbarth ........................     50,000          0.75        10,000        40,000          0.60
Joseph Porrello .......................     55,552          0.83        10,000        45,552          0.68
Todd Berns ............................     72,500          1.08        10,000        62,500          0.93
Gus Guilbert ..........................     20,000          0.30        10,000        10,000          0.15
William Strauss .......................     20,000          0.30        10,000        10,000          0.15
Larry Lipman ..........................     20,000          0.30        10,000        10,000          0.15
Donald Korn ...........................     50,000          0.75         5,000        45,000          0.67
Brad A. Moss ..........................     25,000          0.37         5,000        20,000          0.30
William Stimack .......................     20,000          0.30         5,000        15,000          0.22
Schifino & Fleischer ..................     10,000          0.15         5,000         5,000          0.07
David Skinner .........................     15,000          0.22         5,000        10,000          0.15
Ron Donofrio ..........................     30,000          0.45         5,000        25,000          0.37
Steve Sanders .........................     25,000          0.37         5,000        20,000          0.30
Easter Wallace ........................     10,000          0.15         5,000         5,000          0.07
Francine Moss .........................     15,000          0.22         5,000        10,000          0.15
James Charles .........................     10,000          0.15         5,000         5,000          0.07
Richard Starke ........................     10,000          0.15         5,000         5,000          0.07
Dominick Pope .........................     10,000          0.15         5,000         5,000          0.07
Bob & Rita Brand JTWROS ...............     20,000          0.30         5,000        15,000          0.22
Jack Drury ............................     10,000          0.15         5,000         5,000          0.07
Cosmo A. Palmieri .....................     10,000          0.15         5,000         5,000          0.07
Candance Pioppi .......................     10,000          0.15         5,000         5,000          0.07
Gary Bryant ...........................     10,000          0.15         5,000         5,000          0.07
Joseph H. & Sandra Dowling JTWROS .....     10,000          0.15         5,000         5,000          0.07
Tom & Patty Clarkson ..................     15,000          0.22         3,750        11,250          0.17
Col Shelley Lea Bennett ...............      6,000          0.09         3,000         3,000          0.05
Zand, Fischer, Muroff & Platzer .......      5,000          0.07         2,500         2,500          0.04
Peter J. Luthringer & Lisa M. Luthinger      5,000          0.07         2,500         2,500          0.04
Gary Serota ...........................     16,666          0.25         2,500        14,166          0.21
Gerald F. Van Fleet ...................      5,000          0.07         2,500         2,500          0.04
Richard Martel ........................      5,000          0.07         2,500         2,500          0.04
Steve Bushanski .......................      5,000          0.07         2,500         2,500          0.04
James Yagielo .........................     10,000          0.15         2,250         7,750          0.12
Thomas J. Walsh .......................      4,000          0.06         2,000         2,000          0.03
Kevin Hacker ..........................      4,000          0.06         2,000         2,000          0.03
Tom Hill ..............................      2,500          0.04         1,250         1,250          0.02


                                                     25

                                            Selling Shareholders
                                                (continued)

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Elaine H. Goodman C/F Lindsey Goodman .        300          0.00           300             -             -
Elaine Goodman ........................        100          0.00           100             -             -
Jose Acevedo ..........................        750          0.01           750             -             -
Eza Antonacci .........................        750          0.01           750             -             -
Lewis M. Barbanel .....................        750          0.01           750             -             -
Janet S. Brandes ......................        750          0.01           750             -             -
Michael Castle ........................        750          0.01           750             -             -
James  Herbst .........................        300          0.00           300             -             -
Donald Johnston .......................        250          0.00           250             -             -
Concetta Leva .........................        250          0.00           250             -             -
Paula Leva ............................        750          0.01           750             -             -
Tina Leva .............................        300          0.00           300             -             -
Elliot Nathan .........................        750          0.01           750             -             -
Lloyd C. Nathan .......................        750          0.01           750             -             -
Damian Park ...........................        500          0.01           500             -             -
Geetika Rametra .......................        500          0.01           500             -             -
Rahul Rametra .........................        500          0.01           500             -             -
Denna M. Rodriquez ....................        100          0.00           100             -             -
Robert A. Silverman ...................        750          0.01           750             -             -
Stanley Yankelowitz ...................        750          0.01           750             -             -
George A. Bleem .......................      2,000          0.03         2,000             -             -
Anna V. Herbst ........................      3,000          0.04         3,000             -             -
Stephen Howard ........................      2,000          0.03         2,000             -             -
Dora K. Kiraly ........................      1,000          0.01         1,000             -             -
Thomas C. Kloss .......................      2,000          0.03         2,000             -             -
Attila Kovacs .........................      1,000          0.01         1,000             -             -
Juan P. Martin ........................      1,000          0.01         1,000             -             -
Betty J. Palmieriri ...................      2,000          0.03         2,000             -             -
Pietro Royondi Foundation .............      2,500          0.04         2,500             -             -
Vijay Rametra & Savita Rametra JT TEN .      1,000          0.01         1,000             -             -
Preston R. Reeder .....................      1,600          0.02         1,600             -             -
Jason R. Reynolds &
Shannon Reynolds JT TEN ..............       2,000          0.03         2,000             -             -
Thomas A. Sbrocco .....................      5,000          0.07         5,000             -             -
Thomas Walsh ..........................      2,000          0.03         2,000             -             -
Todd A. Warosh &
Julia A. Warosh JT TEN ...............       2,000          0.03         2,000             -             -
Shelly Lea Bennett ....................      2,000          0.03         2,000             -             -
Kevin Hacker ..........................      2,000          0.03         2,000             -             -
James  Herbst .........................        300          0.00           300             -             -
James W. Herbst .......................      5,000          0.07         2,500         2,500          0.04
Lisa M. Luthringer &
Peter J. Luthringer JT TEN ............      1,500          0.02         1,500             -             -
Howard Levine .........................      3,333          0.05         1,750         1,583          0.02
Gina M. Scialla .......................     40,000          0.60        20,000        20,000          0.30
Jill Trotter ..........................     20,000          0.30        10,000        10,000          0.15
Mid-Continental Securities Corp. ......    500,000          6.95       500,000             -             -
                                         ---------                   ---------     ---------

                                         4,322,051                   1,075,000     3,247,051


                                                     26

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (i) transactions in the over-the-counter market; (ii) transactions on a stock exchange that lists our common stock; or (iii) transactions negotiated between selling stockholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

         Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We may, however, receive proceeds of up to $750,000 (before registration costs) from the exercise of warrants to purchase up to 500,000 shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $25,000. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                               LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock par value $.001, of which 6,696,566 shares are currently issued and outstanding. We will have 7,196,566 shares issued and outstanding in the event the outstanding warrant is fully exercised. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

         Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets which are available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.

PREFERRED STOCK

         We are authorized to issue 5,000,000 shares of Preferred Stock, par value $.01, which may be issued in one or more series at the discretion of the Board of Directors. There are no Preferred Shares currently issued and outstanding.

WARRANT TO PURCHASE COMMON STOCK

         On January 5, 2003 we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrant expires on December 31, 2005 unless it has previously been exercised. The holder of the warrant, Mid-Continental Securities Corp, may exercise all or any portion of the warrant at any time until December 31, 2005, by providing us with notice of exercise and by paying the exercise price of $1.50 per share for each share being purchased.

TRANSFER AGENT

         The Company's Transfer Agent is Executive Registrar & Transfer Agency, 3615 S. Huron Street, Suite 104, Englewood, Colorado 80110-3499.

                                    EXPERTS

         The financial statements of ShutterPort, Inc., which include the balance sheet as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001 included in this prospectus are reliant on the audit report of Livingston, Wachtell & Co, LLP, independent certified public accountants, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

                             AVAILABLE INFORMATION

         We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                 LEGAL MATTERS

         The validity of our shares of common stock being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

                         INDEX TO FINANCIAL STATEMENTS


SHUTTERPORT, INC.
Audited Financial Statement for the Year Ended December 31, 2002 and 2001

Independent Auditors Report ..................................................31

Balance Sheets

         For the year ended December 31, 2002 and 2001 .......................32

Statements of Operations

         For the year ended December 31, 2002 and 2001 .......................33

Statements of Stockholders Deficiency

         For the year ended December 31, 2002 and 2001 .......................34

Statements of of Cash Flows

         For the year ended December 31, 2002 and 2001 .......................35

Notes to the Financial Statements

         For the year ended December 31, 2002 and 2001 ....................36-44


CLAMSHELL ENTERPRISES, INC. (NOW KNOWN AS MEDIANET GROUP TECHNOLOGIES, INC) Unaudited Financial Statements for the Periods Ended September 30, 2003 and 2002


Condensed Consolidated Balance Sheet .........................................46

Condensed Consolidated Statements of Operations ..............................47

Condensed Consolidated Statements of Cash Flows ..............................48

Notes to Condensed Consolidated Financial Statements.......................49-59

To the Board of Directors and Shareholders
ShutterPort, Inc.
Boca Raton, Florida


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of ShutterPort, Inc. as of December 31, 2002 and 2and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShutterPort, Inc. as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financials, the Company has suffered recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Livingston, Wachtell & Co., LLP

New York, New York
January 24, 2003

                                SHUTTERPORT, INC.

                                 BALANCE SHEETS
                                                              December 31,
                                                            2002         2001
                                                            ----         ----
                                     ASSETS
Current assets
   Cash and cash equivalents ...........................  $     344   $       -
   Accounts receivable - net ...........................      1,000           -
                                                          ---------   ---------
      Total current assets .............................      1,344           -
                                                          ---------   ---------

Property and equipment, net ............................      8,826      12,279
                                                          ---------   ---------
Other assets
   Website and software development costs - net ........    123,547     168,637
   Trademark ...........................................      4,000       4,000
                                                          ---------   ---------
      Total other assets ...............................    127,547     172,637
                                                          ---------   ---------

      Total assets .....................................  $ 137,717   $ 184,916
                                                          =========   =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Bank overdraft ......................................   $      -   $   2,035
   Accounts payable and accrued liabilities ............     30,660      23,099
   Due to shareholder ..................................     54,600      35,000
                                                          ---------   ---------
      Total current liabilities ........................     85,260      60,134

Other liabilities
   Due to shareholders .................................    156,605      99,398
                                                          ---------   ---------
      Total liabilities ................................    241,865     159,532
                                                          ---------   ---------

Commitments and contingencies

Stockholders' deficiency
   Common - no par value -
      50,000,000 shares authorized;
      shares issued and outstanding
      5,686,662 in 2002 and 4,671,110 in 2001 ..........    705,733     678,405

   Deficit .............................................   (809,881)   (653,021)
                                                          ---------   ---------
      Total stockholders' equity (deficiency) ..........   (104,148)     25,384
                                                          ---------   ---------

      Total liabilities and stockholders' deficiency ...  $ 137,717   $ 184,916
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.

                            STATEMENTS OF OPERATIONS


                                                       Years Ended December 31,

                                                        2002             2001
                                                        ----             ----


Revenues .......................................      $  24,533       $  28,296



Cost of sales ..................................        135,287         502,328
                                                      ---------       ---------


         Gross loss ............................       (110,754)       (474,032)


Operating expenses .............................         42,838          43,892
                                                      ---------       ---------


         Loss from operations ..................       (153,592)       (517,924)


Interest expense ...............................          3,268           5,025
                                                      ---------       ---------


         Net loss ..............................      $(156,860)      $(522,949)
                                                      =========       =========

         Loss Per Share - Basic and diluted ....      $    (.03)      $    (.12)
                                                      =========       =========


   The accompanying notes are an integral part of these financial statements.

                                            SHUTTERPORT, INC.

                                 STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                     Common Stock
                                                     ------------

                                                 Number
                                               of Shares       Amount        (Deficit)         Total
                                               ---------       ------        ---------         -----
Balance - January 1, 2001 ...............      4,400,326      $ 315,266      $(130,072)      $ 185,194


Net loss for the year ...................              -              -       (522,949)       (522,949)


Common stock issued for services at $0.05         91,502          4,575              -           4,575


Common stock issued for services and
cash at $2.00 ...........................        179,282        358,564              -         358,564


                                               ---------      ---------      ---------       ---------

Balance - December 31, 2001 .............      4,671,110        678,405       (653,021)         25,384


Net loss for the year ...................              -              -       (156,860)       (156,860)


Common stock issued at $2.00 ............          5,000         10,000              -          10,000

Common stock issued at $0.01 ............        830,000          8,300              -           8,300

Common stock issued for services at $0.05        180,552          9,028              -           9,028

                                               ---------      ---------      ---------       ---------

Balance - December 31, 2002 .............      5,686,662      $ 705,733       (809,881)      $(104,148)
                                               =========      =========      =========       =========


               The accompanying notes are an integral part of these financial statements.

                                                   34

                                SHUTTERPORT, INC.

                            STATEMENTS OF CASH FLOWS
                                                               Years Ended
                                                               December 31,
                                                            2002         2001
                                                            ----         ----
Cash flows from operating activities:
     Net loss ..........................................  $(156,860)  $(522,949)

     Adjustment to reconcile net income to net cash
     provided by operating activities:
           Depreciation and amortization ...............     48,543      48,389
           Common stock issued for services ............      9,028           2

     Changes in operating assets and liabilities:
           Accounts receivable, net ....................     (1,000)          -
           Accounts payable ............................      7,561      23,099
                                                          ---------   ---------

     Net cash used in operating activities .............    (92,728)   (153,322)
                                                          ---------   ---------
Cash flows from investing activities:
     Purchases of property and equipment ...............          -      (1,536)
                                                          ---------   ---------

     Net cash used in investing activities .............          -      (1,536)
                                                          ---------   ---------
Cash flows from financing activities:

     Bank overdraft ....................................     (2,035)      2,035
     Common stock issued ...............................          1      65,000
     Due to shareholders, net ..........................          7      87,428
                                                          ---------   ---------

     Net cash provided by financing activities .........          9     154,463
                                                          ---------   ---------

Net increase (decrease) in cash and cash equivalents ...        344        (395)

Cash and cash equivalents - beginning of year ..........          -           3
                                                          ---------   ---------

Cash and cash equivalents - end of year ................  $     344  $        -
                                                          =========   =========

Supplemental disclosure of cash flow information:

     Cash paid during the year for interest ............  $       3   $   5,025
                                                          =========   =========

Non-cash transactions:

     Stock issued for services rendered ................  $       9   $ 298,139
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

ShutterPort, Inc. (the "Company") formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated early in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

CAPITAL RESOURCES AND BUSINESS RISKS

The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2002 and 2001, current liabilities exceeded current assets by $83,916 and $60,134, respectively.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2002, the Company had an accumulated deficit of $809,881. The Company also realized net losses of $156,860 and $522,949 for the years ended December 31, 2002 and 2001, respectively.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common sof the Company.
Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dmerger or sale of the Company's assets.

RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

On April 6, 2000, the three founders of the Company issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 pshare.

In June 2000, the Company entered into a service agreement with 411now.com,Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

In June 2000, the Company entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services at December 31, 2002 and 2001 was 536,380 and 355,828, respectively. The Company recognized the cost attributed to these shares ithe amount of $.05 per share at the time of issuance.

From inception to December 31, 2002, 111,000 shares have been purchased by various investors for $2.00 per share.

USE OF ESTIMATES

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATE

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2002 and 2001.

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The C revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, arevenue from the arrangement is recognized ratably over the term of the arrangement.

Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance sare recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2002 and 2001.

Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash fsimilar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2002 and 2001, revenue derived from barter transactions were not significant.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

EQUIPMENT

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting pon the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                         Estimated Useful Lives

Computer Equipment                              5 years

OTHER ASSETS

The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accountin for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent tsuch costs are expected to be recovered through future sales of the product. Mis required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those aare less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees cby 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $45,090 for 2002 and 2001. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                                Years     Amount
                                 2003    $45,090
                                 2004    $45,090
                                 2005    $33,367

The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the vof trademark recorded in the accompanying financial statements.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

EQUITY BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles
Board Option No. 25 (APB), "Accounting for Stock Issued to Employees."
Under APB No.
25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of tasset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                     Years Ended December 31,
                                                      2002              2001
                                                      ----              ----
NUMERATOR FOR BASIC AND DILUTED LPS
    Net loss to common shareholders .........      $  156,860       $   522,949
                                                   ==========       ===========
DENOMINATOR FOR BASIC AND DILUTED LPS
    Weighted average shares
    of common stock outstanding .............       5,345,881         4,507,518
                                                   ==========       ===========

    LPS - Basic and diluted .................      $     (.03)      $      (.12)
                                                   ==========       ===========

3. STOCKHOLDERS' LOANS

The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short-term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures iJuly 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long-term note of $156,605 is non-interest bearing and is due June 30, 2004.

The total interest paid on the above notes is $3,268 and $5,025, for the years ended December 31, 2002 and 2001, respectively.

4. EQUIPMENT

   Equipment at cost consists of:
                                           Years Ended December 31,
                                                 2002     2001
                                                 ----     ----

               Computer software and equipment  $17,263  $17,263

               Less: accumulated depreciation     8,437    4,984
                                                -------  -------

                        Total ................  $ 8,826  $12,279
                                                =======  =======

Depreciation expense for the years ended December 31, 2002 and 2001 was $3,453 and $3,299, respectively.

5. INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

As of December 31, 2002, the Company has available federal net operating loss carryforwards of approximately $ 482,000 to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

The utilization of the net operating loss may be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration othe net operating loss before its utilization.

6. CAPITAL STOCK, STOCK OPTION PLAN AND WARRANT TRANSACTIONS

The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $0.00 par value. A total of 5,686,662 and 4,671,110 shares of Common Stock are outstanding as of December 31, 2002 and December 31, 2001, respectively. Each share of capital stock entitles the holder thereof tone vote at each meeting of the stockholders of the Company.

The Company has adopted an Incentive and Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan.

Options may be granted to all eligible employees of the Company, iofficers and non-employee directors and others who perform services for the Company. There are no outstanding options as of December 31, 2002 and 2001.

The Company has issued 500,000 warrants entitling the holders to purchase 500,000 common shares at a price of $1.50, expiring December 31, 2005.

7. LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

8. COMMITMENTS AND CONTINGENCIES

The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. . The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

9. SUBSEQUENT EVENTS

On January 31, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Clamshell Enterprises Inc. ("Clamshell"), a Nevada corporation, relating to the purchase of 3,331,000 shares or approximately 93% of the issued and outstanding common stock of Clamshell. Clamshell has engaged in no significant operations other than the acquisition of capital for general and administrative expenses and registration of its securities under the Securities Exchange Act of 1934.

The shares being purchased are currently being held by 5 shareholders of Clamshell. The total purchase price is $35,000, of which a $10,000 deposit was paid at texecution of the agreement and $15,000 is payable at the closing. In addition, a $10,000 non-interest bearing promissory note is due February 28, 2003. If the note is not paid ifull by February 28, 2003, the promissory note will bear interest at 8% per annum on the outstanding principle balance.

On January 5, 2003, the Company closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the '70's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company at closing and a note payable.

The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock tthe Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading dending on the interest payment date.

The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party cagainst the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (formerly CLAMSHELL ENTERPRISES, INC.)



                              FINANCIAL STATEMENTS


                        Quarter Ended September 30, 2003


                                    I N D E X



CONDENSED CONSOLIDATED BALANCE SHEET .........................................46

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ..............................47

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS ..............................48

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.......................49-59

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2003
                                   (UNAUDITED)

                                     ASSETS
Current assets
  Cash and cash equivalents ...................................     $     2,324
  Prepaid expenses and other assets ...........................          12,974
                                                                    -----------
Total current assets ..........................................          15,298
                                                                    -----------

Property and equipment - net ..................................           6,237
                                                                    -----------
Other assets
  Website and software development costs - net ................          89,728
  Trademark ...................................................           4,000
  Licenses and agreements .....................................         875,000
                                                                    -----------
            Total other assets ................................         968,728
                                                                    -----------

Total assets ..................................................     $   990,263
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued liabilities ....................     $    66,821
  Due to stockholders .........................................          40,850
                                                                    -----------
Total current liabilities .....................................         107,671
                                                                    -----------
Other liabilities
  Note payable ................................................         675,000
  Due to stockholders .........................................          92,729
                                                                    -----------
            Total other liabilities ...........................         767,729
                                                                    -----------

            Total liabilities .................................         875,400
                                                                    -----------
Commitments and contingencies
Stockholders' equity
  Common stock - $.001 par value, 50,000,000 shares authorized;
    6,696,566 shares issued and outstanding ...................           6,697
  Additional paid-in-capital ..................................       1,089,443
  Deficit .....................................................        (981,277)
                                                                    -----------
Total stockholders' equity ....................................         114,863
                                                                    -----------

Total liabilities and stockholders' equity ....................     $   990,263
                                                                    ===========

                 The accompanying notes are an integral part of
                the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                      Three Months Ended    Nine Months Ended
                                         September 30,         September 30,
                                     -------------------   --------------------
                                       2003       2002        2003       2002
                                     --------   --------   ---------   --------

Revenues ..........................  $ 17,360   $  9,739   $  43,250   $ 24,423

Cost of sales .....................    28,078      6,405      70,267     17,212
                                     --------   --------   ---------   --------

Gross income (loss) ...............   (10,718)     3,334     (27,017)     7,211

Operating expenses ................    41,068      5,230     113,923     25,758
                                     --------   --------   ---------   --------

          Loss from operations ....   (51,786)    (1,896)   (140,940)   (18,547)

Interest expense ..................    10,000        172      30,456        172
                                     --------   --------   ---------   --------

Net loss ..........................  $(61,786)  $ (2,068)  $(171,396)  $(18,719)
                                     ========   ========   =========   ========

Loss per share ....................  $  (0.01)  $  (0.00)  $   (0.03)  $  (0.00)
                                     ========   ========   =========   ========


                 The accompanying notes are an integral part of
                the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                           Nine Months Ended
                                                              September 30,
                                                          ---------------------
                                                            2003         2002
                                                          --------     --------

Cash flows from operating activities
     Net cash used in operations .......................  $ (60,091)  $  (3,996)
                                                          ---------   ---------

Cash flows from financing activities
     Bank overdraft ....................................          -      (2,035)
     Proceeds from issuance of common stock ............    123,750       6,000
     Due to shareholder - net ..........................    (63,316)          -
                                                          ---------   ---------

     Net cash provided by financing activities .........     60,434       3,965
                                                          ---------   ---------

Net increase (decrease) in cash and cash equivalents ...  $     343   $     (31)

Cash and cash equivalents - beginning of period ........      1,981           -
                                                          ---------   ---------

Cash and cash equivalents - end of period ..............  $   2,324   $     (31)
                                                          =========   =========

Supplemental cash flow information:

Cash paid during the year for:
    Interest ...........................................  $       -   $       -
                                                          =========   =========

    Income taxes .......................................  $       -   $       -
                                                          =========   =========

Noncash activities:

     See footnotes 1 and 6 regarding the stock transactions and purchase of the License and Agreement and note payable.


                 The accompanying notes are an integral part of
                the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Form
       8-K and 8-K/A Amendment No.1 , both dated March 31, 2003 filed April 7, 2003 and April 18, 2003 respectively.

       MERGER

       On March 31, 2003, ("Merger Date") Clamshell Enterprises, Inc. ("Clamshell") entered into a merger agreement with Shutterport, Inc. ("Shutterport") with Shutterport becoming a wholly-owned subsidiary of Clamshell. Since the former stockholders of Shutterport owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of Shutterport, whereby Shutterport, is deemed to be the accounting acquirer and has adopted the capital structure of Clamshell.

       The assets and liabilities of Clamshell were deemed to have been acquired by Shutterport from Clamshell, at the Merger Date. Clamshell did not have any assets at the Merger Date and its liabilities were not significant. All financial information included in this report on Form10-QSB prior to the Merger Date is those of Shutterport, as if Shutterport had been the registrant. The financial information since the Merger Date is those of Clamshell and Shutterport consolidated.

       Due to the recapitalization of Shutterport, all reference to shares of Shutterport common stock has been restated to reflect the equivalent number of Clamshell shares outstanding at the Merger Date. In other words, the 5,926,660 Shutterport shares outstanding at March 31, 2003 are restated as 6,536,562 shares outstanding, as shown on the balance sheet at March 31, 2003.

       The merger was effected by Shutterport paying $35,000, pursuant to a stock purchase agreement (dated February 3, 2003) to the Clamshell shareholders for 3,331,000 shares of Clamshell or approximately 93% of the 3,585,900 total issued and outstanding common stock of Clamshell. There were 254,900 remaining Clamshell shares outstanding after the purchase of the stock.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       MERGER (Continued)

       These Clamshell shares acquired were subsequently cancelled by Shutterport and Clamshell issued 5,926,662 shares for the share exchange pursuant to the merger and share exchange agreement ("agreement") with Shutterport's stockholders. Pursuant to the agreement Shutterport's stockholders received one share of Clamshell common stock for each share of Shutterport's stock they held.

       Shutterport obtained the funds needed to acquire the Clamshell shares through the sale of Clamshell's equity securities in a private placement under Regulation D, (400,000 shares at $.25 per share) to existing Shutterport stockholders. On April 1, 2003, the Board of Directors authorized an increase in the issuance of its restricted common stock under the private placement, from 400,000 shares to 440,000 shares. As part of this private placement, Shutterport in lieu of making a $15,000 payment to MidContinental Securities Corp. (a major stockholder of Clamshell) for the purchase of its Clamshell stock, issued 60,000 shares to MidContinental Securities Corp. As of September 30, 2003, 440,000 total shares were purchased or subscribed for as capital raised in the private placement. A total of 6,696,566 common stock shares were outstanding as of September 30, 2003.

       All references to "Clamshell", "Shutterport", or the "Company" mean Clamshell or Shutterport separately prior to the merger and the Company, as successor to the business of Shutterport, after giving effect to the merger.

       DESCRIPTION OF BUSINESS

       Shutterport, Inc. formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       CAPITAL RESOURCES AND BUSINESS RISKS

       The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At September 30, 2003, current liabilities exceeded current assets by $92,372.

       The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At September 30, 2003, the Company had an accumulated deficit of $981,277. The Company also realized net loss of $171,396 for the nine months ended September 30, 2003.

       Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

       CONTROL BY PRINCIPAL STOCKHOLDERS

       The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

       RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

       On April 6, 2000, the three founders of Shutterport issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 per share.

       In June 2000, Shutterport entered into a service agreement with 411now.com, Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS (Continued)

       In June 2000, Shutterport entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

       From inception to September 30, 2003, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services, at September 30, 2003 were 536,380. The Company recognized the cost attributed to these shares in the amount of $.05 per share at the time of issuance.

       MidContinental Securities Corp. holds warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2005.

       USE OF ESTIMATES

       The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       SIGNIFICANT ESTIMATE

       Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

       RESEARCH AND DEVELOPMENT COSTS

       Research and development costs are expensed as incurred. There were no research and development costs for the nine months ended September 30, 2003 and 2002.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       REVENUE RECOGNITION

       The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

       SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

       Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

       The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of September 30, 2003 and 2002.

       Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the nine months ended September 30, 2003 and 2002, revenue derived from barter transactions were not significant.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       EQUIPMENT

       Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

       Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                             Estimated
                                            Useful Lives
                                            ------------
                     Computer equipment       5 years

       OTHER ASSETS

       The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

       Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

       The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       OTHER ASSETS (Continued)

       The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $33,819 for nine months ended September 30, 2003 and 2002. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of September 30, 2003 is as follows:

                           Years            Amount
                           -----            ------

                           2003             $11,273
                           2004             $45,090
                           2005             $33,367

       The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of trademark recorded in the accompanying financial statements.

       START-UP COSTS

       The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

       EQUITY BASED COMPENSATION

       The Company accounts for employee stock options in accordance with Accounting Principles Board Option No. 25 (APB), "Accounting for Stock Issued to Employees." Under APB No. 25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

       SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       INCOME TAXES

       Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

       The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

       Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

       The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                              Nine Months Ended           Three Months Ended
                                September 30,                September 30,
                           ------------------------    ------------------------
                              2003          2002          2003          2002
                           ----------    ----------    ----------    ----------
NUMERATOR FOR BASIC AND
  DILUTED LPS
     Net loss to common
        shareholders.....  $ (171,396)   $  (18,719)   $  (61,786)   $  ( 2,068)
                           ==========    ==========    ==========    ==========

DENOMINATOR FOR BASIC AND
  DILUTED LPS
     Weighted average
        shares of common
        stock Outstanding   6,198,625     5,236,350     6,622,381     5,581,499
                           ==========    ==========    ==========    ==========

LPS - Basic and diluted..  $    (0.03)   $    (0.00)   $    (0.01)   $    (0.00)
                           ==========    ==========    ==========    ==========

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

3. STOCKHOLDERS' LOANS

       The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short term notes consist of two notes. The first note is for $21,250, bearing an annual interest rate at 6.750%, payable monthly having an extended maturity date of July 2004. The second note is for $19,600, non-interest bearing having an extended maturity date of July 2004. The long term note of $92,729, is non-interest bearing and is due June 30, 2004. On October 1, 2003, the maturity dates of all these notes were extended to January 1, 2005, and will become non-interest bearing if fully repaid by March 1, 2005. Any outstanding balances after March 1, 2005, will bear an annual interest rate of 6%. Upon mutual agreement between the stockholders and the Company, these notes are convertible on a quarterly basis, into restricted common shares valued at $1.65 per share.

       On October 1, 2003, one stockholder has agreed to fund the Company up to $120,000 over a 12 month period, as non-interest bearing loan due January 1, 2005, if paid in full by March 1, 2005. Any outstanding balance after March 1, 2005, will bear an annual interest rate of 6%. Upon mutual agreement between this stockholder and the Company, this loan is convertible, on a quarterly basis, into restricted common shares valued at $1.65 per share.


4. EQUIPMENT

       Equipment at cost consists of:
                                                            September 30, 2003
                                                            ------------------

       Computer software and equipment ...................        $17,263

       Less: accumulated depreciation ....................         11,026
                                                                  -------

              Total ......................................        $ 6,237
                                                                  =======

       Depreciation expense was $2,589 for the nine months ended September 30, 2003 and 2002.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

5. INCOME TAXES

       The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

       As of September 30, 2003, the Company has available a federal net operating loss carryforwards to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2023.

       The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

       The utilization of the net operating loss will be subject to a substantial limitation due to the "Change of ownership provisions" under
       Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.


6. NOTE PAYABLE

       On January 5, 2003, Shutterport closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the 1970's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company that was issued at closing and a note payable.

       The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

       The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

6. NOTE PAYABLE (Continued)

       The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading days ending on the interest payment date.

       The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.


7. CAPITAL STOCK

       The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.


8. LEGAL PROCEEDINGS

       From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.


9. EXECUTIVE COMPENSATION

       The Company has an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits. Total consulting fees paid to other executives were $13,100 and $0 for the nine months ended September 30, 2003 and 2002 respectively.

10. RECENT DEVELOPMENTS

       On September 30, 2003, Martin Berns, the Company's President and CEO, converted $93,750 of long term debt and $30,000 of accrued salary owed to him by the Company, for an aggregate amount of $123,750, in exchange for 75,000 restricted shares of the Company's shares of common stock at a per share price of $1.65. The $1.65 per share price for the conversion of debt owed to Martin Berns is consistent with the proposed maximum offering price per share in the Company's Form SB-2 Registration Statement and related amendments (SEC File No. 333-105792) as filed with the U.S. Securities and Exchange Commission.

                               Table of Contents


SUMMARY .......................................................................2

RISK FACTORS ..................................................................5

USE OF PROCEEDS ...............................................................9

DETERMINATION OF OFFERING PRICE ...............................................9

MARKET FOR OUR COMMON STOCK ...................................................9

DESCRIPTION OF BUSINESS .......................................................9

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS .....................16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .................19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ...............21

EXECUTIVE COMPENSATION .......................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................22

SELLING SECURITY HOLDERS .....................................................24

PLAN OF DISTRIBUTION .........................................................27

LEGAL PROCEEDINGS ............................................................28

DESCRIPTION OF SECURITIES ....................................................28

EXPERTS ......................................................................28

AVAILABLE INFORMATION ........................................................29

LEGAL MATTERS ................................................................29

FINANCIAL STATEMENTS ......................................................30-59

Until __________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS ....................................61

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ..................................61

RECENT SALES OF UNREGISTERED SECURITIES ......................................61

EXHIBITS .....................................................................63

UNDERTAKINGS .................................................................65


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been, Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


ITEM 25   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Filing Fee .............  $   143
          Legal Fees .................  $20,000
          Accounting Fees and Expenses  $ 3,000
          Printing, Postage, Misc ....  $ 2,000
                                        -------
          TOTAL ......................  $25,143


ITEM 26   RECENT SALES OF UNREGISTERED SECURITIES

                                                                                    Purchase        Aggregate
                                                                                    Price           Purchase
Name                                                   Date           Shares        Per Share       Price
----                                                   ----           ------        ---------       ----------
Kloss, Thomas C .................................   10/29/2001           2,000      $   0.500       $    1,000
Reeder, Preston R ...............................   10/30/2001           1,600          0.500              800
Luthringer, Lisa M  and Luthinger, Peter J. JTWRS   11/12/2001           1,500          0.500              750
Waroch, Todd A. and Warosh, Julia A. JTWROS .....   11/20/2001           2,000          0.500            1,000
Reynolds, Jason R. & Shannon R. JTWROS ..........   11/23/2001           2,000          0.500            1,000
Ambrosi, Rudy B .................................   12/19/2001       1,000,000          0.001            1,000
Sbrocco, Thomas A ...............................   12/21/2001           5,000          0.500            2,500
Bleem, George A .................................   12/28/2001           2,000          0.500            1,000
Pell, Robert A ..................................   12/30/2001           6,000          0.500            3,000
Howard, Steven ..................................    1/11/2002           2,000          0.500            1,000
Kovacs, Attila ..................................    3/22/2002           1,000          0.500              500
Kiraly, Dora ....................................    3/27/2002           1,000          0.500              500


                                                                                    Purchase        Aggregate
                                                                                    Price           Purchase
Name                                                   Date           Shares        Per Share       Price
----                                                   ----           ------        ---------       ----------
AUW, Inc. .......................................    3/29/2002         200,000          0.100           20,000
AUW, Inc. .......................................    4/11/2002          20,000          0.100            2,000
Anthony, Mark ...................................     7/2/2002           1,100          0.100              110
Steve Adelstein .................................     1/5/2003          40,000          1.000           40,000
Steve Adelstein .................................     1/5/2003         200,000          1.000          200,000
Steve Adelstein .................................     1/5/2003         450,000          1.500          675,000
Mid-Continental Securities Corp. ................     1/5/2003         500,000          1.500          750,000
Edith Silverman .................................    1/30/2003          40,000          0.250           10,000
Easter Wallace ..................................    1/30/2003          10,000          0.250            2,500
Francine Moss ...................................    1/30/2003          10,000          0.250            2,500
Gina M. Scialla .................................    2/13/2003          40,000          0.250           10,000
Dennis Lane .....................................    2/25/2003         100,000          0.250           25,000
Todd Berns ......................................     3/1/2003          20,000          0.250            5,000
Mark Anthony ....................................     3/1/2003          11,000          0.250            2,750
Bob&RitaBrand JTWROS ............................     3/1/2003          10,000          0.250            2,500
Richard Martel ..................................     3/1/2003           2,500          0.250              625
Tom & Patty Clarkson ............................     3/1/2003           5,000          0.250            1,250
James Charles ...................................     3/1/2003          10,000          0.250            2,500
Richard Starke ..................................     3/1/2003          10,000          0.250            2,500
Dominic Pope ....................................     3/1/2003          10,000          0.250            2,500
Gerald F. Van Fleet .............................     3/1/2003           5,000          0.250            1,250
Thomas J. Walsh .................................     3/1/2003           4,000          0.250            1,000
Kevin Hacker ....................................     3/1/2003           4,000          0.250            1,000
Col Shelley Lea Bennett .........................     3/1/2003           6,000          0.250            1,500
Tom Hill ........................................     3/1/2003           2,500          0.250              625
Larry Lipman ....................................     3/6/2003          20,000          0.250            5,000
William Strauss .................................    3/11/2003          20,000          0.250            5,000
Gus Guilbert ....................................    3/12/2003          20,000          0.250            5,000
Peter J & Lisa Luthringer, JT. Ten ..............    4/16/2003           5,000          0.250            1,250
Jill Trotter ....................................    4/16/2003          20,000          0.250            5,000
Dominick & Jeanette Pioppi ......................    4/16/2003          10,000          0.250            2,500
Joseph & Florence Pioppi ........................    4/16/2003          10,000          0.250            2,500
Cosmo A. Palmieri ...............................    4/16/2003          10,000          0.250            2,500
Joseph H. & Sandre Dowling, JT. TEN .............    4/16/2003          10,000          0.250            2,500
Stephen Bushansky ...............................    4/16/2003           5,000          0.250            1,250
Jack Drury ......................................    4/18/2003          10,000          0.250            2,500
                                                                     ---------                      ----------
TOTAL ...........................................                    2,877,200                      $1,811,160


All of the securities sold for cash were offered and sold through the officers and directors of the Company in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act of 1933 and Rule 505 of Regulation D. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933. All such transactions were private offerings made without general solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act of 1933 and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

ITEM 27   EXHIBITS

    2.1 Stock Purchase Agreement, dated as of January 31, 2003, by and among Clamshell Enterprises, Inc., ShutterPort, Inc. as "Buyer" and five individual shareholders of Clamshell Enterprises, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

    2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003 and on Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2003. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

    3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 7, 2002)

    3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7, 2002)

    3.3 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7,
          2002)

    3.4 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

    5.1   Opinion of Counsel - To be filed by amendment.

   10.1 Warrant Agreeement between Mid-Continental Securities Corp. and Clamshell Enterprises, Inc. (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

   10.2 Security Agreement dated as of January 2003 between ShutterPort.Com, Inc. and Adelstein Productions, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.3 Asset Purchase Agreement dated as of January 5, 2003 by and between ShutterPort, Inc. and Adelstein Productions, Inc.(incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.3a Convertible note dated January 4, 2003, by and between ShutterPort, Inc. and Adelstein Productions, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.4 Promissory Note dated July 1, 2000 by and between Martin Berns and ShutterPort.Com, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.5 Promissory Note dated December 31, 2000 by and between Eugene Berns and ShutterPort, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.6 Promissory Note dated December 31, 2002, by and between Martin Berns and ShutterPort, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.7 Employment Agreement between ShutterPort, Inc (the "Company") and Martin Berns (the "Employee"). (incorporated by reference from Registration Statement on Form SB-2/A Amendment No.1 filed with the Securities and Exchange Commission on August 11, 2003)

   10.8 Letter Agreement dated October 1, 2003, by and between Martin Berns and MediaNet Group Technologies, Inc. to extend the date of loans payable to January 1, 2005 and to loan funds to the Company.

   10.9 Letter Agreement dated October 1, 2003, by and between Eugene Berns and MediaNet Group Technologies, Inc. to extend the date of loans payable to January 1, 2005.

   10.10 Letter Agreement dated December 1, 2003, by and between Martin Berns and MediaNet Group Technologies, Inc. to defer all salaries through December 31, 2004.

   10.11 Portal License Agreement dated 1/10/2003 between ShutterPort, Inc. and Platinum Media Direct.

   10.12 BSP Agreement dated 9/28/2003 between My Business Warehouse, Inc. and MediaNet Group Technologies, Inc.

   10.13 BSP Rewards Corporate Member Provider and Portal Agreement dated 10/27/2003 by and between Christian Benefits Association and MediaNet Group Technologies, Inc.

   23.1 Consent of Livingston, Wachtell & CO, LLP, Certified Public Accountants, New York, NY

   23.2   Consent of Counsel - To be filed by amendment.

ITEM 28   UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on Date: December 24, 2003.


MEDIANET GROUP TECHNOLOGIES,  INC.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/MARTIN BERNS

Martin Berns, CEO, President and Director

Date: December 24, 2003


/s/EUGENE BERNS

Eugene Berns, Director

Date: December 24, 2003


/s/DENNIS LANE

Dennis Lane, Director

Date: December 24, 2003


/s/JOSEPH PORRELLO

Joseph Porrello, Director

Date: December 24, 2003


/s/IVAN BIAL

Ivan Bial, Principal Financial Officer, Secretary and Director

Date: December 24, 2003